Exhibit 99.1

B2Digital Announces Blow-Out Record PPV Ticket Sales at Sold-Out HRMMA 117 Success on Saturday

TAMPA, FL, February 10, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce a record-breaking night of LIVE MMA action on Saturday as HRMMA 117 produced an amazing set of exciting fights and set new Company records by a wide margin in the process.

Greg P. Bell, Chairman & CEO of B2Digital, commented, “This was one of the best fight nights in our history from many angles. From a business perspective, the fruits of past labors are really starting to bloom in terms of visibility, accessibility, and bottom-up marketing. From a pure fan perspective, this was an excellent night of fights. The fighters put in the work and were prepared for intense battles. No one was disappointed. More than half of the fights went to the judges’ cards.”

HRMMA 117 took place on Saturday, February 6, at the Paroquet Springs Conference Center in Shepherdsville, KY. The venue was sold-out for in-person attendance. Pay-per-view ticket sales came in at twice the Company’s prior all-time record.

Management attributes this stellar performance to its expanded range of media distribution and the success of its B2 InstaStore social media crowd-sourced marketing system launched last fall.

“I’m proud of all our fighters,” added Bell. “We are grateful for their preparation, spirit, hard work, and willingness to compete with heart and skill. The B2 Fighting Series is about the fighters. It was a tremendous display of powerful talent and exciting action on a night where we had by far our biggest PPV audience ever.”

For those who missed out on Saturday’s HRMMA 117 live event, a replay is now available to watch for no charge on the B2 Fighting Series OTT Apps on Apple TV and Amazon Fire.

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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